Exhibit 99.1

Alimera Sciences Announces Second Quarter 2016 Financial Results and Provides Business Update

Strong revenue gains in the second quarter of 2016, U.S. ILUVIEN volume significantly increased
Over 6,000 eyes treated with ILUVIEN to date
Positive discussions with the FDA regarding future potential indications for ILUVIEN
Alimera to host conference call on August 4, 2016 at 10:00 AM ET

ATLANTA, August 3, 2016 /GLOBENEWSWIRE/ -- Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced financial results for the quarter ended June 30, 2016.

Second Quarter Highlights

•	Second quarter 2016 global revenue increased 66% compared to the second quarter of 2015

•	U.S. revenue increased 89% in the second quarter of 2016 compared to the second quarter 2015

•	Discussions with the U.S. Food and Drug Administration (FDA) regarding potential future indications for the treatment of retinal vein occlusion and non-proliferative diabetic retinopathy
"We are pleased with the sales of ILUVIEN in the second quarter of 2016 which indicate that we are gaining traction in the marketplace," said Dan Myers, Chief Executive Officer of Alimera. "ILUVIEN is a very different way to treat diabetic macular edema and we believe that we are just beginning to see the potential of the ILUVIEN market opportunity. With more peer to peer engagement at upcoming annual retina meetings and continued education of physicians, we believe we will see the adoption of ILUVIEN increase, opening the door for significant growth and market penetration. We are also very excited by our dialogue with the FDA regarding potential opportunities to expand the indications for ILUVIEN."
Expanding Indications for ILUVIEN
Alimera has engaged in discussions with the FDA regarding potential future indications for ILUVIEN. Based on those discussions, Alimera believes it should be able to establish adequate evidence of safety and efficacy for the approval of ILUVIEN for an additional indication of treating either retinal vein occlusion or non-proliferative diabetic retinopathy with a single Phase 3 clinical trial. Alimera is currently evaluating the cost and feasibility of such clinical trials and the market opportunity for each of these indications. Alimera expects to make an announcement in early 2017 regarding a path forward to expand ILUVIEN's label with one of these indications.
Second Quarter 2016 Financial Results
Consolidated net revenue increased by approximately $3.8 million, or 66%, to approximately $9.6 million for the three months ended June 30, 2016, compared to net revenue of approximately $5.8 million for the three months ended June 30, 2015.

U.S. net revenue increased by approximately $3.4 million, or 89%, to approximately $7.2 million for the three months ended June 30, 2016, compared to approximately $3.8 million in the three months ended June 30, 2015. The increase was primarily driven by higher sales volume as ILUVIEN gains market acceptance in the U.S.
U.S. net revenue for the three months ended June 30, 2016 increased 76% compared to the three months ended March 31, 2016.
International net revenue increased by approximately $300,000, or 15%, to approximately $2.3 million for the three months ended June 30, 2016, compared to approximately $2.0 million for the three months ended June 30, 2015. The increase was primarily attributable to increased sales in Germany and Portugal.
International net revenue for the three months ended June 30, 2016 increased 35% compared to the three months ended March 31, 2016.
Consolidated gross profit increased by $3.6 million, or 67%, to approximately $9.0 million for three months ended June 30, 2016, compared to approximately $5.4 million for the three months ended June 30, 2015. Gross margin was 94.2% for the three months ended June 30, 2016 compared to 93.5% for the three months ended June 30, 2015.
Consolidated research, development and medical affairs expenses for the three months ended June 30, 2016 decreased to approximately $3.2 million, compared to approximately $3.8 million during the three months ended June 30, 2015. The decrease was primarily attributable to reduced spend on post marketing studies of ILUVIEN.
Consolidated general and administrative expenses for the three months ended June 30, 2016 increased to $4.0 million, compared to $3.8 million for the three months ended June 30, 2015.
Consolidated sales and marketing expenses increased to $7.5 million for the three months ended June 30, 2016, compared to $6.9 million for the three months ended June 30, 2015. The increase was primarily attributable to an increase in commissions for the U.S. commercial team.
Alimera's GAAP net loss applicable to common stockholders for the three months ended June 30, 2016 was approximately $6.9 million, compared to approximately $8.6 million for the three months ended June 30, 2015. GAAP basic and diluted net loss per share for the three months ended June 30, 2016 was $(0.15) per share on 45,088,072 weighted average shares outstanding, compared to GAAP basic and diluted net loss per share of $(0.19) per share on 44,396,656 weighted average shares outstanding for the three months ended June 30, 2015. GAAP net loss attributable to common stockholders and GAAP basic and diluted net loss per share were affected by certain non-cash items, including loss on the early extinguishment of debt, unrealized foreign currency gains and losses and changes in the fair value of a derivative warrant liability.
Non-GAAP adjusted net loss attributable to common stockholders for the three months ended June 30, 2016 was approximately $7.7 million, compared to a non-GAAP adjusted net loss attributable to common stockholders for the three months ended June 30, 2015 of approximately $11.0 million. Non-GAAP adjusted basic and diluted loss per share for the three months ended June 30, 2016 and 2015 were $(0.17) per share and $(0.25) per share, respectively. Net loss for basic and diluted weighted average shares outstanding attributable to common stockholders per share and non-GAAP adjusted net loss attributable to common stockholders per share were based on 45,088,072 weighted average shares outstanding for the three months ended June 30, 2016 and 44,396,656 weighted average shares outstanding for the three months ended June 30, 2015.

Reconciliations of GAAP net loss attributable to common stockholders to non-GAAP adjusted net loss attributable to common stockholders and GAAP net loss per share to non-GAAP adjusted basic and diluted loss per share are included below in the table titled "Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures."
As of June 30, 2016, Alimera had cash and cash equivalents of $16.6 million. As previously disclosed, Alimera was not in compliance with the liquidity covenant of its debt facility with Hercules Capital, Inc. (Hercules) as measured on June 30, 2016. However, Alimera obtained a waiver of its compliance with the liquidity covenant in July 2016 from Hercules and modified the liquidity covenant so that Alimera must keep at least $20 million in liquidity, consisting of accounts receivables from customers in the U.S. and cash, of which at least $12.5 million must be held in cash in bank accounts that are subject to an account control agreement in favor of Hercules, or that are subject to a first lien perfected security interest in favor of Hercules. In addition, in connection with the waiver, Hercules and Alimera modified the three-month revenue covenant so that it was not measured at the end of July 2016 and reduced the three-month revenue target to be measured at August 31, 2016.
Conference Call to be Held August 4, 2016
A conference call will be hosted by Dan Myers, Chief Executive Officer and Rick Eiswirth, President and Chief Financial Officer to discuss the results and provide commercial and other business updates. The call will be held at 10:00 AM ET, on August 4, 2016. Please refer to the information below for conference call dial-in information and webcast registration.
Conference date: August 4, 2016, 10:00 AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Alimera Sciences' Second Quarter 2016 Results Call
Webcast Registration: Click Here
Following the live call, a replay will be available on Alimera's website, www.alimerasciences.com, under "Investor Relations."
About Alimera Sciences, Inc.
Alimera, founded in June 2003, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in aging populations.
Alimera's commitment to retina specialists and their patients is manifest in Alimera's product and development portfolio designed to treat early- and late-stage diseases. For more information, please visit www.alimerasciences.com.
Non-GAAP Financial Measures
Alimera believes the metrics non-GAAP adjusted net loss attributable to common stockholders and non-GAAP adjusted basic and diluted loss per share are useful financial measures for investors in evaluating Alimera's performance for the periods presented. Non-GAAP adjusted net loss attributable to common stockholders and non-GAAP adjusted net loss per share exclude certain non-cash items. These non-GAAP metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for net loss attributable to common stockholders or net loss per share in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.
Alimera's management believes that these non-GAAP metrics are useful supplements for it and investors to Alimera's GAAP financial information because these measures exclude non-cash items which management believes are not reflective of Alimera's operating results. These non-GAAP financial measures also facilitate management's internal comparison to Alimera's historical financial performance and the financial performance of other companies. However, non-GAAP financial measures should only be read in conjunction with financial information reported under GAAP when understanding Alimera's operating performance. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see the table below.
Forward-Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the opportunity for significant growth and market penetration of ILUVEN, that Alimera's refinancing plans will provide additional liquidity and improved financial flexibility, that the waiver will allow Alimera additional time to accomplish its refinancing plans and Alimera’s belief that only one Phase 3 clinical trial will be able to establish adequate evidence of safety and efficacy for ILUVIEN and obtain FDA approval for additional indications of ILUVIEN. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, Alimera's ability to close on additional or alternative debt or equity financing in an appropriate fashion, Alimera failing to meet its financial covenants under its amended loan facility with Hercules, which could materially affect Alimera’s commercialization of ILUVIEN, market acceptance of ILUVIEN in the U.S. and Europe, including physicians' ability to obtain reimbursement and seasonality, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at http://www.sec.gov. Additional factors may also be set forth in those sections of Alimera's Quarterly Report on Form10-Q for the quarter ended June 30, 2016, to be filed with the SEC in the third quarter of 2016. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera.
Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved. All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:

CG CAPITAL
877.889.1972
investorrelations@cg.capital
cg.capital

ALIMERA SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)
NET REVENUE	$9,557	$5,776	$15,358	$9,714
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(556)	(376)	(934)	(659)
GROSS PROFIT	9,001	5,400	14,424	9,055

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	3,205	3,815	6,225	7,144
GENERAL AND ADMINISTRATIVE EXPENSES	4,039	3,821	7,434	7,440
SALES AND MARKETING EXPENSES	7,510	6,925	14,619	14,054
DEPRECIATION AND AMORTIZATION	696	639	1,385	1,211
OPERATING EXPENSES	15,450	15,200	29,663	29,849
NET LOSS FROM OPERATIONS	(6,449)	(9,800)	(15,239)	(20,794)

INTEREST EXPENSE AND OTHER	(1,177)	(1,151)	(2,512)	(2,273)
UNREALIZED FOREIGN CURRENCY GAIN (LOSS)	(14)	143	20	29
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	—	(2,564)	—
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	824	2,216	2,343	4,722
NET LOSS BEFORE TAXES	(6,816)	(8,592)	(17,952)	(18,316)
PROVISION FOR TAXES	(42)	(4)	(51)	(73)
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(6,858)	$(8,596)	$(18,003)	$(18,389)
NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS — Basic and diluted	$(0.15)	$(0.19)	$(0.40)	$(0.41)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	45,088,072	44,396,656	45,046,952	44,372,283

ALIMERA SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$16,627	$31,075
Restricted cash	38	37
Accounts receivable, net	13,257	9,799
Prepaid expenses and other current assets	3,532	2,696
Inventory, net	1,210	1,552
Total current assets	34,664	45,159
NON-CURRENT ASSETS:
Property and equipment, net	2,293	2,553
Intangible asset, net	21,582	22,549
Deferred tax asset, net	227	223
TOTAL ASSETS	$58,766	$70,484

CURRENT LIABILITIES:
Accounts payable	$5,651	$4,002
Accrued expenses	5,483	3,911
Note payable, net of discount	33,809	31,786
Capital lease obligations	245	234
Total current liabilities	45,188	39,933
NON-CURRENT LIABILITIES:
Derivative warrant liability	472	2,815
Capital lease obligations — less current portion	486	582
Other non-current liabilities	817	834
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock
Series A Convertible Preferred Stock	19,227	19,227
Series B Convertible Preferred Stock	49,568	49,568
Common stock	454	450
Additional paid-in capital	302,507	299,376
Common stock warrants	3,049	2,747
Accumulated deficit	(361,903)	(343,900)
Accumulated other comprehensive loss	(1,099)	(1,148)
TOTAL STOCKHOLDERS’ EQUITY	11,803	26,320
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,766	$70,484

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)
GAAP NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,858)	$(8,596)	$(18,003)	$(18,389)
Adjustments to net loss:
Unrealized foreign currency loss (gain), net	14	(143)	(20)	(29)
Loss on early extinguishment of debt	—	—	2,564	—
Change in fair value of derivative warrant liability	(824)	(2,216)	(2,343)	(4,722)
NON-GAAP ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,668)	$(10,955)	$(17,802)	$(23,140)

GAAP NET LOSS PER SHARE - Basic and diluted	$(0.15)	$(0.19)	$(0.40)	$(0.41)
Adjustments to net loss:
Unrealized foreign currency loss (gain), net	—	—	—	—
Loss on early extinguishment of debt	—	—	0.06	—
Change in fair value of derivative warrant liability	(0.02)	(0.06)	(0.06)	(0.11)
NON-GAAP ADJUSTED NET LOSS PER SHARE - Basic and diluted	$(0.17)	$(0.25)	$(0.40)	$(0.52)

WEIGHTED AVERAGE SHARES OUTSTANDING - Basic and diluted	45,088,072	44,396,656	45,046,952	44,372,283

ALIMERA SCIENCES, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(in thousands)

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	U.S.	International	Consolidated	U.S.	International	Consolidated
	(Unaudited)
NET REVENUE	$7,208	$2,349	$9,557	$3,804	$1,972	$5,776
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(368)	(188)	(556)	(190)	(186)	(376)
GROSS PROFIT	6,840	2,161	9,001	3,614	1,786	5,400

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,181	1,024	3,205	1,478	2,337	3,815
GENERAL AND ADMINISTRATIVE EXPENSES	2,323	1,716	4,039	2,179	1,642	3,821
SALES AND MARKETING EXPENSES	5,403	2,107	7,510	4,848	2,077	6,925
DEPRECIATION AND AMORTIZATION	673	23	696	621	18	639
OPERATING EXPENSES	10,580	4,870	15,450	9,126	6,074	15,200
NET LOSS FROM OPERATIONS	(3,740)	(2,709)	(6,449)	(5,512)	(4,288)	(9,800)
OTHER INCOME AND EXPENSES, NET			(367)			1,208
NET LOSS BEFORE TAXES			$(6,816)			$(8,592)

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	U.S.	International	Consolidated	U.S.	International	Consolidated
	(Unaudited)
NET REVENUE	$11,327	$4,031	$15,358	$6,247	$3,467	$9,714
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(590)	(344)	(934)	(328)	(331)	(659)
GROSS PROFIT	10,737	3,687	14,424	5,919	3,136	9,055

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	3,820	2,405	6,225	2,856	4,288	7,144
GENERAL AND ADMINISTRATIVE EXPENSES	4,337	3,097	7,434	4,368	3,072	7,440
SALES AND MARKETING EXPENSES	10,955	3,664	14,619	9,728	4,326	14,054
DEPRECIATION AND AMORTIZATION	1,341	44	1,385	1,180	31	1,211
OPERATING EXPENSES	20,453	9,210	29,663	18,132	11,717	29,849
NET LOSS FROM OPERATIONS	(9,716)	(5,523)	(15,239)	(12,213)	(8,581)	(20,794)
OTHER INCOME AND EXPENSES, NET			(2,713)			2,478
NET LOSS BEFORE TAXES			$(17,952)			$(18,316)